Exhibit 99.1

Company Contact:	Mike Hessong / Chief Financial Officer
(214) 390-1831

Investor Relations:	Integrated Corporate Relations, Inc.
John Rouleau/Brendon Frey
(203) 682-8200

HEELYS, INC. ANNOUNCES SETTLEMENT AGREEMENT

DALLAS (March 19, 2008) — Heelys, Inc. (NASDAQ: HLYS) announced today it has entered into a settlement agreement with Elan-Polo, Inc. over patent and trademark infringement. Under terms of the settlement, Elan-Polo will pay Heelys a total of $1.4 million, including $750,000 immediately, $250,000 in both April 2008 and February 2009, and $150,000 in February 2010.

Ralph Parks, Interim Chief Executive Officer of Heelys, Inc. commented: “We are pleased to have reached this settlement agreement with Elan-Polo. We continue to be confident about the strength of our intellectual property and we remain committed to defending our leadership status in the industry.”

The Company also announced it has signed a strategic licensing agreement with Elan-Polo. Under terms of the agreement, Heelys has granted Elan-Polo the rights to manufacture and sell a certain style of shoe skates with non-removable wheels both in the heel and in front of the heel to an approved list of retailers in the United State and Canada, in return for royalty payments. The licensing agreement runs until March 10, 2011.

Mr. Parks continued, “This licensing agreement gives us better control over the marketplace by providing us with a strategic vehicle to access and monitor the distribution of entry-level products, while at the same time maintaining the integrity and premium positioning of the Heelys brand. We look forward to a mutually beneficial relationship between our two companies.”

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS® brand targeted to the youth market.  The Company’s primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel.  HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to skating by shifting weight to the heel.  Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel.  HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,”  “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, similar expressions, or discussions of strategy.  All forward-looking statements are based upon management’s current expectations and various assumptions, but they are inherently uncertain, and the Company may not realize its expectations and the underlying assumptions may not prove correct.  The Company’s actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of the Company’s net sales are generated by one product, continued changes in fashion treands and consumer preferences and general economic conditions, the Company’s intellectual property may not restrict competing products that infringe on its patents from being sold, the Company’s dependence on independent manufacturers, the company may not be able to successfully introduce new product cateogories, the outcome of lawsuits filed against the Company, which could have a material adverse effect on the

Company, and additional factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s Annual Report on Form 10-K.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.